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Exhibit 3.i

                       ARTICLES OF AMENDMENT
                    DESIGNATING THE PREFERENCES
                               OF
           SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                         $0.10 PAR VALUE
                               OF
                        EACO CORPORATION


     EACO Corporation, a Florida corporation (the "Corporation"), HEREBY CERTIFIES that the following amendments were duly adopted by the Board of Directors of the Corporation on September 2, 2004, pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation, as amended, of the Corporation, and in accordance with Section 607.0602 of the Florida Business Corporation Act (the "Act").

     Section 1. Designation. The designation of the series of Preferred Stock created by this resolution shall be designated as the "Series A Cumulative Convertible Preferred Stock par value $0.10" (hereinafter called "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects with all other shares of Series A Preferred Stock.

     Section 2. Number of Shares. The number of authorized shares of Series A Preferred Stock shall be, in aggregate, 40,000 shares. The number of authorized shares of Series A Preferred Stock may be increased or reduced by the Board of Directors of the Corporation by the filing of a certificate pursuant to the provisions of the Act stating that the change has been so authorized. When shares of Series A Preferred Stock are purchased or otherwise acquired by the Corporation or converted into common stock of the Corporation (the "Common Stock"), the Corporation shall take all necessary action to cause the shares of Series A Preferred Stock so purchased or acquired to be canceled and reverted to authorized but unissued shares of preferred stock undesignated as to series.

     Section 3. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, whether voluntary or involuntary, rank (i) junior to all claims of creditors, including holders of the Corporation's outstanding debt securities, and (ii) senior to all classes of Common Stock.


     Section 4.  Dividends and Distributions.

     (a) The holders of record of the shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, dividends on the Series A Preferred Stock at a rate equal to 8 1/2% of the liquidation preference (the "Dividend Rate"), payable quarterly in arrears in cash.

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     (b)     All dividends shall be cumulative and accrue from the
date of issuance of the Series A Preferred Stock until paid in cash. Such dividends will be payable on March, 31, June 30, September 30, and December 31 of each year. If such date is a non-business day, then the dividend shall be payable on the first immediately succeeding business day (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date which is after the date of issue of such shares of the Series A Preferred Stock; provided, however, that with respect to such first Quarterly Dividend Payment Date, the holders of shares of Series A Preferred Stock shall be entitled pursuant to this paragraph to receive the pro rata portion of such quarterly dividend on the basis of the number of days elapsed between the date of issuance of the Series A Preferred Stock and the first Quarterly Dividend Payment Date.

     (c) Dividends shall be paid to the holders of record of the Series A Preferred Stock as their names appear on the stock transfer records of the Corporation on the date designated by the Board of Directors ("Record Date"), provided, however, that such Record Date may not precede the date on which the resolution fixing the Record Date is adopted, and which Record Date may not be more than sixty (60) days prior to the Quarterly Dividend Payment Date. Dividends shall be computed on the basis of a 360-day year of twelve 30-day months.

     (d) In the event that any dividend payments on the Series A Preferred Stock shall be in arrears and unpaid, thereafter and until all accrued and unpaid dividends on shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or on liquidation, dissolution or winding-up) to the Series A Preferred Stock. In the event that eight (8) consecutive quarterly dividend payments on the Series A Preferred Stock shall be in arrears and unpaid, thereafter and until all accrued unpaid dividends on shares of Series A Preferred Stock shall have been paid in full, the holders of Series A Preferred Stock will be entitled to vote at any annual or special meeting of the Corporation's shareholders and the number of votes shall be the number of shares of Common Stock that the Series A Preferred Stock could be converted into as of the date of such meeting.

     (e) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation.

     Section 5.  Preference on Liquidation.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series A Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to stockholders before any payment shall be made to the holders of any other class or series of stock of the Corporation including the Common Stock, an amount equal to $25.00 per share of Series A Preferred Stock plus an amount equal to all dividends accrued thereon to and including the date of payment.

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     (b)     After payment of the full amount of the liquidation
preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

     (c) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consolidation) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more entities shall be deemed to be or constitute a liquidation, dissolution or winding-up of the Corporation.

     (d) Notice of any payment to the holders of Series A Preferred Stock as a result of the liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given not more than sixty (60) but not less than thirty (30) days prior to any payment date stated therein, to the holders of shares of Series A Preferred Stock as provided in Section 11 herein.

     Section 6. Voting. The holders of Series A Preferred Stock shall not have any voting powers, either general or special, except as required by applicable law and as indicated in Section
(d).

     Section 7.  Holder Conversion Rights.

     (a) Each holder of shares of Series A Preferred Stock shall have the right ("Conversion Right"), subject as provided herein and to any applicable laws and regulations, at any time and from time to time at the holder's option to convert the liquidation preference of $25.00 for each share of Series A Preferred Stock on the Series A Preferred Stock delivered for conversion as specified herein (including an amount equal to a prorated dividend from the immediately preceding Quarterly Dividend Payment Date to the date of such conversion, or, if such conversion is prior to the first Quarterly Dividend Payment Date, from the issuance date to the date of such conversion) into shares of Common Stock at the conversion price (subject to adjustment as described in Section 8) of $0.90 per share (the "Conversion Price") provided, however, that the holder may request, and the Corporation may, at its sole discretion, pay, any or all of such accrued and unpaid dividends in cash. Subject to the provisions of the Act, no fractional shares of Common Stock shall be issued on conversions, but the number of shares shall be rounded up or down to the nearest whole number.

     (b) If the Corporation pays any accrued and unpaid dividends in cash, the amount of any such accrued and unpaid dividends shall be promptly sent to the holder thereof by means of check or other means provided by the Corporation after the receipt of the notice and funds, if any, referred to in this Section.

     (c) As promptly as practicable, but in no event later than five (5) Trading Days, after the receipt by the Corporation of certificates for shares of the Series A Preferred Stock for
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conversion and the receipt of the notice and funds, if any, as described in this Section, the Corporation shall issue and shall deliver to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable on the conversion of such shares of the Series A Preferred Stock in accordance with the provisions of this Section, together with certificates representing the number of shares of Common Stock (if any) in payment of any accrued but unpaid dividends if the holder elects to receive such dividends in Common Stock. Each conversion with respect to such shares of the Series A Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the Series A Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the Person entitled to receive the Common Stock issuable on such conversion shall be deemed for all purposes to be the record holder of such Common Stock on that date.

     (d) The Corporation's obligations to issue and deliver Common Stock in accordance with the terms of this Section are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with such issuance.

     (e) If the Corporation fails to issue and deliver the shares of Common Stock to a converting holder in connection with a particular conversion of shares of Series A Preferred Stock within five (5) Trading Days after the receipt of the notice and funds, if any, as described in this Section for such conversion, in addition to any other liabilities the Corporation may have hereunder and under applicable law:

             (i) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the holder as a result of such failure;

             (ii) if as a result of such failure such holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such holder or such holder's securities broker) or borrowing of shares of Common Stock by such holder for purposes of settling any trade involving a sale of shares of Common Stock made by such holder during the period beginning on the Issuance Date and ending on the date the Corporation delivers or causes to be delivered to such holder such shares of Common Stock, then the Corporation shall on demand of such holder pay to the holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such holder by reason thereof which such holder documents to the reasonable satisfaction of the Corporation; and

             (iii) the holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in
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writing), given at any time prior to delivery to such holder of the shares of Common Stock issuable in connection with such exercise of the holder's conversion right, rescind such exercise and the conversion notice relating thereto and the Corporation hall return any funds provided by the holder, in which case such holder shall thereafter be entitled to convert, in accordance with this Section that portion of such shares of Series A Preferred Stock as to which such exercise is so rescinded.

Notwithstanding the foregoing, the Corporation shall not be liable to such holder under clause (ii) of the immediately preceding sentence to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent).

     (e) A converting holder shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such holder gives a conversion notice if such holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the holder's rights under this Certificate of Designation or otherwise.

     (f) In order to exercise the Conversion Right, the holder of each share of Series A Preferred Stock to be converted shall surrender that certificate representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent for the Series A Preferred Stock and shall give written notice to the Corporation where such notice shall also state the name or names (with address) in which the shares of Common Stock that shall be issuable on such conversion shall be issued. Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of the Series A Preferred Stock is registered, be duly endorsed by, or accompanied by, instruments of transfer (in each case, in form reasonably satisfactory to the Corporation), duly executed by the holder or such holder's duly authorized attorney-in-fact.

     (g) If a holder converts shares of the Series A Preferred Stock, the Corporation shall pay any and all documentary stamp or similar issue or transfer tax payable in respect of the issue or delivery of the shares of the Series A Preferred Stock (or any other securities issued on account thereof pursuant hereto) or Common Stock on the conversion; provided, however, the Corporation shall not be required to pay any such tax that may be payable because any such shares are issued at the request of the holder in a name other than the name of the holder. In the event that the shares are to be issued in a name other than that of the holder, the holder shall provide funds necessary to pay any and all of the foregoing taxes, if any shall be applicable.
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     (h)     The Corporation shall reserve out of its authorized
but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the outstanding shares of the Series A Preferred Stock, but in no event shall the Corporation be required to reserve sufficient shares of Common Stock to permit the conversion of any accrued and unpaid dividends on the Series A Preferred Stock. The Corporation shall from time to time, in accordance with the Act, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of the Series A Preferred Stock at the time outstanding. If any shares of Common Stock required to be reserved for issuance on conversion of shares of the Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued on conversion, the Corporation shall in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved. All shares of Common Stock delivered on conversion of the shares of the Series A Preferred Stock will, on delivery, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

     Section 8.  Conversion Price Adjustments.

     (a) Dividends or Distributions of Common Stock. In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this calculation, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. For the avoidance of doubt, this provision does not apply to dividends or other distributions in shares of Common Stock pursuant to the terms of the securities to which such dividend or other distribution may be made.

     (b) Dividends or Distributions of Rights, Warrants or Options to Purchase Common Stock. In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of
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business on the date fixed for such determination plus the
number of shares of Common Stock so offered for subscription or purchase, outstanding at the close of business on the date fixed for such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights, warrants or options in respect of shares of Common Stock held in the treasury of the Corporation.

     (c) Dividends or Distributions in Cash. In case the Corporation shall, by dividend or otherwise, make a distribution to all holders of its Common Stock exclusively in cash in an aggregate amount that, together with (1) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this Section has been made and (2) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Corporation's Board of Directors), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Corporation or a Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this Section has been made, exceeds five percent (5%) of the product of the Market Price per share of the Common Stock on the date fixed for stockholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (c) by a fraction of which the numerator shall be the Market Price per share on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

     (d) All Other Distributions or Dividends. Subject to the last sentence of this paragraph, in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its Indebtedness, shares of any class of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in paragraph (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (a)), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph by a fraction of which the numerator shall be
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the Market Price per share of the Common Stock on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Corporation's
Board of Directors and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the Market Price over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of Indebtedness, shares of capital stock, securities, cash and Property so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day next following the date fixed for the payment of such distribution (such date to be referred to as the "Reference Date"). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share pursuant to paragraph (f). For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, cash, Property, shares of capital stock or securities other than such shares of Common Stock or such rights, warrants or options (making any Conversion Price reduction required by this paragraph (d)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, warrants or options (making any further Conversion Price reduction required by paragraph (a) or (b)), except (A) the Reference Date of such dividend or distribution as defined in this paragraph (d) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights, warrants or options," and "the date fixed for such determination" within the meaning of paragraph (a) or (b) and (B) any shares of Common
Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a)).

     (e) Subdivision of Common Stock. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day on which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day on which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day on which such subdivision or combination becomes effective.

     (f) Tender or Exchange Offer for Common Stock. In case a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Corporation's Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (A) the aggregate of the cash plus
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the fair market value (as determined in good faith by the Board of
Directors, whose determination shall be conclusive and described in a resolution of the Corporation's Board of Directors), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to this paragraph (f) has been made and (B) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to this Section has been made, exceeds five percent (5%) of the product of the Market Price per share of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration
Time by a fraction of which the numerator shall be (1) the product of the Market Price per share of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time minus (2) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (1) such Market Price per share at the Expiration Time times
(2) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

     (g) Certificate of Adjustment and Notice. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent for the Series A Preferred Stock a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Corporation shall promptly cause a notice of the adjusted Conversion Price be given to the holders of shares of the Series A Preferred Stock as provided in Section 10 herein.

     (h) Adjustment in Conversion Price in Case of Certain Events. In case the Corporation shall take any action affecting the Common Stock, other than actions described in Section 7 or this Section, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the holders of the shares of the Series A Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action.

     (i) Notice. In case on or after the date of issuance of shares of the Series A Preferred Stock:

            (1)     the Corporation shall declare a dividend (or
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any other distribution) on its Common Stock (other than in cash out of retained earnings); or

            (2) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

            (3) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

            (4)     there shall be pending the voluntary or
involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall give the holders as promptly as possible but in any event at least ten (10) Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable on such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the Exchange Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Corporation gives such notice to the holders or is required to give such notice to the holders, the holders shall be entitled to give a conversion notice which is contingent on the completion of such action.

     Section 9.     Redemption.

     (a) The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Corporation, in whole or in part, at any time on not less than 30 days nor more than 90 days' prior written notice to all holders of record of shares of Series A Preferred Stock to be so redeemed, at a redemption price equal to all accumulated but unpaid dividends to and including the date fixed for redemption of such shares (the "Redemption Date") plus an amount (the "Applicable Amount") equal to $27.50 per share. Subject to delivery of certificates for the shares to be redeemed, the Corporation shall pay the Applicable Amount plus all accumulated but unpaid dividends on the Redemption Date.

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     (b)     Unless default shall be made in the payment in full
of the redemption price and any accumulated and unpaid dividends, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares shall cease on the Redemption Date, except the right to receive the amount payable on redemption of such shares on presentation and surrender of the respective certificates representing such shares. After the Redemption Date, such shares shall not be deemed to be outstanding and shall not be transferable on the books of the Corporation except to the Corporation.

      (c) At any time on or after the Redemption Date, the respective holders of record of shares of Series A Preferred Stock to be redeemed shall be entitled to receive the redemption price on actual delivery to the Corporation of certificates for the shares to be redeemed, such certificates, if required by the Corporation, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of transfer thereof duly executed in blank.

     Section 10. Sufficiency of Notice. Where this Certificate of Designations provides for notice of any event to the holders of the Series A Preferred Stock by the Corporation or any other Person, such notice shall be sufficiently given (unless otherwise herein specifically provided) if sent to the registered holder of the Series A Preferred Stock at the address of such holder on the register.

     Section 11.  General Provisions Relating to the Series A Preferred Stock.

     (a) Form. The Series A Preferred Stock shall be issued in fully registered form in the form satisfactory to the Corporation.

     (b) Compliance with United States Securities Laws. Nothing contained herein shall be deemed to authorize any transfers of certificates of the Series A Preferred Stock otherwise than in accordance with the Securities Act. Neither the Corporation nor its transfer agent shall recognize or give effect to any attempt to transfer (by book entry or otherwise) or convert any Series A Preferred Stock or any interest therein in violation of the Securities Act. The certificates representing the Series A Preferred Stock and the Conversion Shares shall bear restrictive legends thereon recommended by legal counsel for the Corporation regarding the restrictions on the transferability thereof to ensure compliance with the Securities Act until the Series A Preferred Stock or the Conversion Shares, as the case may be, become Freely Tradeable.

     Section 12.  Certain Definitions.

     "Act" means the Florida Business Corporation Act.

     "Conversion Agent" means any Person (including the
Corporation acting as Conversion Agent) authorized by the
Corporation to effect conversions of the Series A Preferred Stock on behalf of the Corporation.
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     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Freely Tradeable" means, with respect to the Common Stock issuable on the conversion or redemption of or, if relevant, on the payment of a dividend on the Series A Preferred Stock, that under the Securities Act the holders thereof may then offer and sell any amount of such outstanding securities to the public in the United States in transactions that are not brokers' transactions (as defined in the Securities Act) either (i) pursuant to an effective registration statement then in effect or
(ii) pursuant to Rule 144.

     "Market Price" with respect to any security on any Trading Day means the volume-weighted average closing price ("VWAP") of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P. (based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with
Section 8 and otherwise reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, and capital reorganizations, as applicable.

     "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     "Principal Market" means the NASD's OTC Bulletin Board or any alternative market on which the Common Stock is listed for trading which at such time constitutes the principal securities market for the Common Stock.

     "Securities Act" means the United States Securities Act of
1933 as in effect on the date of the filing of this Certificate with the Secretary of State of Delaware or as such act may hereafter be amended.

     "Series A Preferred Stock" means the Corporation's Series A
Cumulative Convertible Preferred Stock par value $0.10.

     "Subsidiary" of any Person means any corporation of which at least a majority of the shares of stock having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by any one of or any combinations of the Corporation or one or more of its Subsidiaries.

     "Trading Day" means any day (other than a Saturday or Sunday) on which the OTC Bulleting Board or any alternative market on which the Common Stock is listed for trading which at such time constitutes the principal securities market for the Common Stock, as the case may be, is open for business.

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     IN WITNESS WHEREOF, the Corporation has caused this
Certificate to be duly executed on its behalf by its undersigned
President and Chief Operating Officer this __ day of September
2004.


                      EACO CORPORATION,
                      a Florida corporation

                      By:  ___________________________
                      Name: Edward B. Alexander
                      Title: President and Chief Operating Officer




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